UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 9, 2011, WaferGen Bio-systems, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Malaysian Technology Development Corporation Sdn Bhd (“MTDC”) and the Company’s Malaysian subsidiary, WaferGen Biosystems (M) Sdn Bhd (“WaferGen Malaysia”), which amended certain of the parties’ rights and obligations relating to the Series A RCPS and Series C RCPS held by MTDC in WaferGen Malaysia.  In particular, the Letter Agreement provides as follows:

1.      The period in which MTDC may exercise its put option with respect to Series A RCPS shares under the terms of Section 11.2 of the Amended and Restated Shareholders’ Agreement, dated as of December 20, 2010 (the “Shareholders’ Agreement”), by and between the Company, WaferGen Malaysia, MTDC and Prima Mahawangsa Sdn Bhd (“PMSB”) was extended from December 31, 2011 to April 3, 2014.  The period in which MTDC may exercise its put option with respect to Series C RCPS shares of WaferGen Malaysia under the terms of Section 1.1 of the Put Agreement, dated as of December 20, 2010, by and between the Existing Shareholder, the Company and MTDC was been extended from December 20, 2011 to April 3, 2014.

2.      The determination of the form of consideration (i.e., cash or common stock of the Company) received by MTDC upon any exercise of the put option with respect to Series A RCPS shares under the terms of Section 11.2 of the Shareholders’ Agreement shall be made solely at the discretion of the Company.  To the extent that the put option is duly exercised by MTDC and the form of consideration received by MTDC upon such exercise is common stock of the Company, then the number of shares received by MTDC shall be calculated as follows:

(i) The number of shares issued to MTDC shall be equal to (x) the aggregate amount paid by MTDC for the Series A RCPS, plus interest thereon from the date of issuance through the exercise of the put option at the rate of 8% per annum with yearly rests (the “Aggregate Consideration Amount”), divided by (y) 85% of the average closing price of the Company’s common stock on the OTC Bulletin Board or stock exchange on which such shares are listed at such time during the ten-day trading period immediately prior to the date on which the Company receives from MTDC the put option exercise notice (the “Applicable Stock Price”).

(ii) Notwithstanding clause (i) above, in the event (x) the Applicable Stock Price is above $1.55 (as adjusted for stock splits, recapitalization, combinations and similar transactions), then the Applicable Stock Price shall be equal to $1.55 (as adjusted for stock splits, recapitalization, combinations and similar transactions); and (y) the Applicable Stock Price is below $0.10 (as adjusted for stock splits, recapitalization, combinations and similar transactions), then the Applicable Stock Price shall be equal to $0.10 (as adjusted for stock splits, recapitalization, combinations and similar transactions).

The foregoing summary of the terms of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is attached here as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1
Letter Agreement Regarding Extension of Time to Exercise Put Option and Related Matters, entered into on December 9, 2011, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn Bhd and Malaysian Technology Development Corporation Sdn Bhd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: December 15, 2011	By:	/s/ Don Huffman
Don Huffman
Office of the President and Chief Financial Officer